Exhibit 99.1

JOINT FILING AGREEMENT
In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing on behalf of each of them of a statement on Schedule 13D (including any amendments thereto) with respect to the shares of Class A common stock, par value $0.00001 per share of Virtu Financial, Inc., a Delaware corporation, and further agree that this Joint Filing Agreement (this "Agreement") be included as an exhibit to such joint filing.
This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.
The undersigned acknowledge that each shall be responsible for the timely filing of any amendments, and for the completion and accuracy of the information concerning it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the other.

[Signature page follows]

IN WITNESS THEREOF, each of the undersigned, being duly authorized, hereby executes this Agreement this 31st day of July, 2017.
NORTH ISLAND HOLDINGS I, LP By: North Island Holdings I GP, LP, its general partner By: North Island Ventures, LLC, its general partner

By:	/s/ Glenn H. Hutchins
Name: Glenn H. Hutchins
Title: Chief Executive Officer

NORTH ISLAND HOLDINGS I GP, LP By: North Island Ventures, LLC, its general partner

By:	/s/ Glenn H. Hutchins
Name: Glenn H. Hutchins
Title: Chief Executive Officer

NORTH ISLAND VENTURES, LLC

By:	/s/ Glenn H. Hutchins
Name: Glenn H. Hutchins
Title: Chief Executive Officer

NORTH ISLAND L.L.C.

By:	/s/ Glenn H. Hutchins
Name: Glenn H. Hutchins
Title: Investment Manager

WEST MEADOW GROUP LLC

By:	/s/ Robert Greifeld
Name: Robert Greifeld
Title: Administrative Manager

GLENN H. HUTCHINS

By:	/s/ Glenn H. Hutchins

ROBERT GREIFELD

By:	/s/ Robert Greifeld